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                                                                   Exhibit 10.12

                        EXCLUSIVE DISTRIBUTION AGREEMENT

     THIS EXCLUSIVE DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into this 1st day of January, 2004 (the "Effective Date"), by and between:

                           NORTH ELECTRIC COMPANY, INC., a North Carolina corporation duly organized under law and having an usual place of business at 6131 Falls of Neuse Road, Suite 205, Raleigh, NC 27609 (hereinafter referred to as "NECI"),

                                       AND

                           International Network Technology Ltd., a Hong Kong corporation duly organized under law and having an usual place of business at 610 Lippo Sun Plaza, 28 Canton Road, Tsimshatsui, (hereinafter referred to as the "DISTRIBUTOR").

                                    RECITALS

     WHEREAS, NECI is in the business of researching, developing, marketing and selling a suite of network assurance products and supplies (software and hardware), for the telecommunications industry; and

     WHEREAS, Distributor is a telecommunications company with operations and facilities throughout the Pacific Rim (as hereinafter defined); and

     WHEREAS, Distributor is in the business of selling and marketing products similar to NECI's products and supplies, and the Distributor wishes to be appointed as the exclusive distributor of NECI's products and supplies in the Pacific Rim and NECI is willing to make such appointment in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the payments to be made herein and the mutual covenants and promises herein contained, the receipt and sufficiency of which is hereby acknowledged, accepted and agreed to, the parties, intending to be legally bound, hereby agree as follows:

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                              ARTICLE 1: DEFINITION

     As used in this Agreement, the following words shall have the following meaning:

     (a)    EFFECTIVE DATE:        First date noted above

     (b)    TERM:                  A four (4) year period commencing with the
                                   Effective Date and concluding in December 31,
                                   2007.

     (c)    PRODUCTS               All software and hardware products and
                                   supplies, and accessory and related items as set forth and identified on Exhibit "A" annexed hereto and made a part hereof as if set out verbatim (collectively, the
                                   "Products").

     (d)    PARTY:                 A signatory to this Agreement, and affiliates
                                   owned or controlled by or in common control with a signatory to this Agreement and the successors or assignees of any such signatory of affiliates, wherever located.

     (e)    PERSON:                Any individual, partnership, firm,
                                   corporation, association, government, or any other organization or entity.

     (f)    TERRITORY:             The Countries of: China PRC, Hong Kong,
                                   Macau, Singapore, Malaysia, Vietnam, Laos,
                                   Cambodia, Thailand, India, South Korea,
                                   Japan, Taiwan, Brunei, Indonesia,
                                   Philippines, PNG, Australia and New Zealand
                                   (collectively, the "Territory" or "Pacific
                                   Rim").

                         ARTICLE 2: DISTRIBUTION RIGHTS

     2.1 APPOINTMENT. Subject to the terms and conditions of this Agreement, NECI hereby appoints Distributor, and Distributor hereby accepts its appointment, as NECI's exclusive distributor for the sale of Products in the Territory. Distributor shall have the right to engage sub-distributor(s) with regard to distribution of the Products and such sub-distributor(s) shall be governed by the terms of this Agreement.

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     2.2    NO DIRECT SALES IN THE TERRITORY. During the Term of this Agreement,
NECI will not sell, transfer, or otherwise make available Products for delivery or use in the Territory, nor shall NECI sell, transfer or otherwise make available Products to any Person who NECI knows, intends to sell, transfer or otherwise make available such Products for delivery or use in the Territory.
NECI shall promptly refer to Distributor any and all inquiries NECI receives from a Person or inquiries relating to a sale or transfer of the Product in or into the Territory.

                        ARTICLE 3: DUTIES OF DISTRIBUTOR

     3.1 BEST EFFORTS. Distributor shall use its best efforts to develop and promote markets for, and to sell, the Products in the Territory.

     3.2 NON-COMPETITION; PROMOTIONS; ETC. During the Term of this Agreement, the Distributor shall at its expense:

            (a) Advertise and promote the Products in the Territory in a best efforts and appropriate means, including but not limited to, participation in relevant trade fairs, public demonstrations of the Products, prompt and effective responses to trade and customer inquiries and regular visits to customers and, potential customers. If Distributor intends to utilize any of NECI's logos or trademarks, the Distributor shall first provide NECI with a copy of the presentation and obtain NECI's written consent to use such presentation. Distributor (or any of its sub-distributors) shall be solely responsible for its own expenses connected with the promotion and sale of the Products, including but not limited to, wages, salaries, commissions and expenses directly or indirectly related to advertising, trade shows, exhibitions and promotional activities;

            (b) Maintain a suitable sales and service organization in each country constituting the Pacific Rim with a sufficient number of properly trained personnel to enable Distributor to discharge the duties undertaken by it;

            (c) Maintain a laboratory for customer demonstrations, training, and for use in reproducing, analyzing, and correcting customer problems which laboratory shall contain at least one of each of the Products as listed on Exhibit A (the delivery, costs and payment of which shall be determined by the parties hereto after good faith negotiations); and

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            (d)  Prepare a marketing plan ("Plan") and to update the same at least yearly. The Plan shall contain, at a minimum, Distributor's best efforts to compile information on competitive products; estimated sales volume; anticipated quantities of the Products to be purchased; governmental registration requirements; and marketing issues. The Plan shall be shared with NECI.

     3.3 TRAINING; USE OF PRODUCTS. In concern with NECI, Distributor shall at its own expense establish reasonable procedures to assure that its employees, subdistributors and other agents are properly trained and that Distributor is satisfying the requirements of this Agreement. The costs of the training center and allocation of responsibilities shall be determined by the parties hereto after good faith negotiations.

     3.4 CONFIDENTIALITY. Distributor will take all precautions to protect confidential information received from NECI and identified by NECI as confidential ("Confidential Information"). Distributor shall not disclose or divulge any Confidential Information to any third person, except as required by a judicial or governmental order. Information in the public domain or prepared by NECI (or by Distributor with the prior approval of NECI) for the purpose of distribution to customers or otherwise available, shall not be deemed to be Confidential Information.

     3.5 PROHIBITED SALES AND CONDUCT. Distributor agrees not to sell, and agrees to use such efforts as are necessary to ensure that Distributor's sub-distributors and agents do not sell any of the Products outside of the Pacific Rim. Further, Distributor agrees to present the Products fairly to potential customers, not to disparage the Products, any Product trademarks or NECI in any way and to do all things reasonable to promote the reputation of the Products and the value of any Product trademarks.

     3.6 NON-COMPETITION AND EXCLUSIVITY. Distributor agrees that during the Term of this Agreement, it will not sell or distribute any products, supplies, or accessory items in the Pacific Rim that are in conflict with any of the Products that it is selling and distributing pursuant to the terms and conditions of this Agreement, and Distributor shall exclusively sell and distribute only the Products.

     3.7 NECI AUDIT. At least once every calendar year during the Term, NECI shall have the right and option (and at its sole loss and expense), upon three
(3) calendar days written notice to Distributor to enter Distributor's premises and to examine Distributor's written and electronic files and records for the purposes of conducting an audit of Distributor's activities to ensure compliance with the terms of this Agreement.

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                            ARTICLE 4: DUTIES OF NECI

     4.1 REQUIREMENTS BY DISTRIBUTOR. NECI shall supply Distributor's requirements for the Products in the Pacific Rim consistent with Distributor's forecasts of its expected requirements for the Products, with a maximum lead-time of two (2) months from the day Distributor places an order. If NECI believes that it will not be able to satisfy Distributor's requirements for the Products, it shall promptly notify Distributor, specifying the reasons for the expected delay and its duration at the time the Product order is placed and/or one month prior to delivery of Product.

     4.2    MARKETING SUPPORT. NECI shall:

            (a) Provide Distributor with information on marketing and promotional plans of NECI for the Products as well as copies of marketing, advertising, sales, technical training manuals and available teaching and marketing aides and promotional literature concerning the Products produced by or for NECI;

            (b) NECI shall provide the training for Distributors and its agents and sales personnel as set forth in Exhibit "B" annexed hereto;

            (c) NECI shall redirect any enquiries, referrals and information of existing or potential customers from the Pacific Rim to Distributor with out delay upon its knowledge of such;

            (d) NECI shall back Distributor up in all circumstances on their relationship and the status of Distributor, advocating and certifying in all domains Distributor's status positively;

            (e) NECI shall maintain the same pricing as promulgated by Distributor in the Pacific Rim whenever enquiries are received;

            (f) For "Defect on Arrival" (DOA), NECI shall provide immediate replacement;

            (g) NECI shall arrange site visits to reference sites in U.S.A., as may be requested by Distributor, for the purpose of demonstrating how Products perform in real life situation; and

            (h) NECI shall recognize Distributor's effort in localizing its marketing materials or others for the purpose of marketing Products in Pacific Rim, through pricing or otherwise.

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     4.3    TECHNICAL SUPPORT. NECI shall:

            (a) provide full technical support to Distributor, through emails or phone calls, during the Term of this agreement. Scope of support includes diagnosis, analysis and provision of solution to problems encountered. The time of such support shall not be limited to office hours in U.S.A.

            (b) NECI shall endeavor to resolve all technical problems as encountered by Distributor, in relation to Products. In the event of fundamental design problem, Distributor has the right to demand for containment action.

                        ARTICLE 5: PATENTS AND TRADEMARKS

     5.1 LIMITED GRANT OF LICENSE. NECI hereinafter grants to Distributor the limited right and license during the Term, to use, in the Pacific Rim, NECI's trademarks and any trademark registrations, which NECI obtains and designates for the Products, but only in connection with sales of the Products in the Pacific Rim. Such trademarks license shall continue in effect only while Distributor retains its distribution rights in the Pacific Rim. Distributor agrees not to remove or obscure any Product label affixed by NECI. Upon the termination of this Agreement for any reason, Distributor shall immediately discontinue all uses of such corporate names, trademarks or trade names.

     5.2 USAGE. Whatever use Distributor makes of the corporate name, or any trade names of NECI, if permitted as provided herein, shall be for the exclusive benefit of NECI and Distributor shall not thereby acquire any rights in, to or under any such name, trademark or trade name.

                           ARTICLE 6: SALE OF PRODUCTS

     6.1 MINIMUM SALE ESTIMATES FOR PRODUCTS. During the Term of this Agreement, Distributor shall use its best efforts as set forth in Section 3.2 through 3.6 hereof, to achieve sales and performance estimates to be agreed by the Parties on or before June 30, 2004 and annexed hereto as Exhibit "C" and made a part hereof as if set out verbatim ("Sales Levels") and which may be amended semi-annually thereafter upon the agreement of the Parties. The parties agree that in reaching the annual Sales Levels they shall negotiate in good faith with the intention of reaching an agreement and shall consider such factors as: competition, pricing, Product(s) availability, delivery schedules, resistance in the marketplace and the like. In the event of such agreement cannot be reached, NECI shall supply Products to Distributor on a project basis, with prices and deliveries to be negotiated.

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     6.2    ADJUSTMENT OF SALES ESTIMATES FOR PRODUCTS. For periods subsequent to the initial year of the Term, Distributor shall prepare and submit to NECI quarterly forecasts of the Minimum Sales Estimates which it expects to achieve in the upcoming quarterly period, and said reports shall be submitted not later than fifteen (15) calendar days prior to the commencement of the applicable quarterly period.

                           ARTICLE 7: PRICE AND TERMS

     7.1 PRICING. The price for the Products to be charged by NECI to the Distributor are as set forth on Exhibit "D" annexed hereto and made a part hereof as if set out verbatim. All prices and changes shall be quoted in United States Dollars.

     7.2 PAYMENT. NECI will invoice Distributor upon shipment of the Products purchased by Distributor and payment shall be due within ninety (90) days following delivery of the Product to Distributor and/or a letter of credit will be established with terms of payment. All sales of Product shall be FOB Raleigh, North Carolina. All payments shall be made by Distributor by wire transfer in United States Dollars in immediately available funds, irrespective of fluctuations in exchange rates.

     7.3 TAXES, ETC. The Distributor shall be responsible for all taxes, shipping, custom duties, freight, insurance and all other charges related to the shipping, delivery and sale of the Products by the Distributor. Export duties and customs, if any, shall be borne by NECI, at the U.S.A end.

                           ARTICLE 8: PRODUCT WARRANTY

     8.1 WARRANTY. NECI warrants that all Products: (a) will conform with all specifications and descriptions thereof provided by NECI, (b) will be free of defects in material, workmanship and design, (c) will be of merchantable quality, suitable for the purposes for which they are intended to be used, (d) will be compatible with existing equipment of Distributors customers, and (e) will be compatible to other equipment being linked to Products, providing Distributor will have the right to exchange or return existing inventory if Products do not meet requirements (a) to (e).

            Warranty period for all Products delivered with in one year of this agreement shall be 24 months from delivery or 18 months from installation whichever shorter. Thereafter, the warranty period shall be 90 days. NECI shall provide repair and return for any faulty hardware with 2 weeks, and shall provide debug and solution to any software problem, free of charge during the warranty period.

            Except as expressly provided above, NECI grants no other warranties or conditions, express or implied, by statute this Agreement or any communication by NECI regarding the Product, their fitness for any particular purpose, their quality, their merchantability or otherwise.

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     8.2    DEFENSE AGAINST CLAIMS. In the event of any action, suit or proceeding: (a) initiated by one or more of Distributor's customers (which term includes any and all Persons receiving Products directly or indirectly from Distributor, whether or not Distributor has been or will be compensated for such Products received); and (b) naming NECI or Distributor as a party, NECI or Distributor, at NECI's option, shall undertake principal responsibility for defense of such action, suit or proceeding. The Parties agree to cooperate fully in the defense of any such action, suit or proceeding.

     8.3 INSURANCE. No later than the Effective Date, NECI and Distributor shall each cause the other to be named as an additional insured on their respective liability insurance policies to the same extent as each would be covered in its own right for the manufacturer and sale of Products.

                           ARTICLE 9: INDEMNIFICATION

     NECI shall indemnify, defend and hold harmless the Distributor and its employees, servants, officers, directors, agents from and against all claims or suits for

            (a) bodily injury, including death, or property damage arising out of the resale, or use of any Product, except if such injury, damage, cost or expense is caused by the negligence, action or inaction of Distributor or any party other than NECI;

            (b) damages and loss caused by any fundamental design fault of Products; or

            (c) damages and loss caused by the legality of Patent or Trademark owned by NECI.

     Distributor shall indemnify, defend and hold harmless NECI and its employees, servants, officers, directors, agents and representatives from and against any and all claims or suits for bodily injury, including death or property damage with respect to any claims or suits arising out of or relating to Distributor's negligence, breach of this Agreement or any misrepresentations by Distributor.

                   ARTICLE 10: TERM OF AGREEMENT AND EXTENSION

            TERM. The term of this Agreement shall commence with the Effective Date and conclude on 31st December, 2007.

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                             ARTICLE 11: TERMINATION

     11.1 DEFAULTS. NECI may, in its sole discretion, elect to terminate this Agreement if Distributor fails to cure any material breach of the provisions of this Agreement within thirty (30) days after written notice of such breach. Without limiting the generality of the foregoing, it shall constitute a material breach thereof if Distributor fails:

            (a) to make timely payments for Products delivered to Distributor, and in the event of a late payment during a payment default, to take all steps necessary and appropriate to assure that subsequent payments will be timely;

            (b)  to carry out the Distributor's duties as required hereunder; or

            (c) to fully and completely comply, during the entire Term, with all of the terms and conditions of Article 12 hereof.

       The Distributor has the same right as for NECI stated herein this clause if NECI fails (b) and/or (c).

     11.2 INSOLVENCY. Each Party shall have the right, upon written notice, to terminate this Agreement forthwith if the other Party commits or suffers any act of bankruptcy, comes under the control of a receiver, becomes insolvent, makes an assignment for the benefit of creditors of all or part of its assets, or undergoes liquidation or dissolution.

     11.3 PRODUCT AVAILABILITY. Should North Electric Company be unable to deliver product(s) designated in this distribution agreement by April 1, 2004, this agreement shall be null and void.

     11.4 EFFECT OF TERMINATION. Distributor shall terminate all Product distribution activities in the Pacific Rim immediately upon termination of this Agreement. NECI will repurchase all inventories on hand at cost to Distributor. In addition, Distributor shall deliver to NECI all Product materials supplied by NECI and all Product marketing materials of any kind. The obligations of NECI and Distributor relating to Confident Information, Remedies and Indemnification shall survive any termination of this Agreement. Nothing herein shall limit any remedies, which a party may have for the other's default, except as expressly provided herein. Neither party shall be liable to the other for any damage in connection with such party's termination of this Agreement by notice, in accordance with the Section.

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                    ARTICLE 12: LIMITATIONS OF REPRESENTATION

     12.1 NO JOINT VENTURE. Distributor shall have no authority to represent NECI as agent, or to bind NECI by any contract, representation, understanding, act or deed concerning NECI (or any Product). Neither the making of this Agreement nor the performance of any part of the provisions hereof shall be construed to constitute Distributor as an agent or representative of NECI for any purpose. This Agreement shall not be interpreted to establish a joint venture or partnership.

     12.2 DISTRIBUTOR AS PRINCIPAL. Notwithstanding any term of this agreement, all sales of Products made by Distributor will be in its own name and for its own account, it being understood that Distributor is an independent organization re-selling products which are purchased from NECI.

                               ARTICLE 13: GENERAL

     13.1 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware. The Parties consent to the jurisdiction of the courts of the State of Delaware and the jurisdiction of the Federal District Court in the State of Delaware and to service of process by registered mail, return receipt requested or in any other manner provided by law.

     13.2 COUNTERPARTS. For convenience of the Parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original far all purposes, and all of which taken together shall constitute but one and the same instrument.

     13.3 NOTICES. All notices, requests, demands, consents, waivers, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given (1) if delivered personally with receipt acknowledged, (2) if transmitted by electronic mail, telex, telefax, telegraph, or other like method, or (3) if mailed, postage prepaid, by certified mail, return receipt requested, addressed as follows:

                 If to NECI;

                        North Electric Company, Inc.
                        6131 Falls of Neuse Road
                        Suite 205
                        Raleigh, NC 26709
                        Facsimile: 919-341-6010
                        Email: dan.ference@northelectriccompany.com

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                 With a copy to:

                        Peter B. Finn, Esq.
                        Rubin and Rudman LLP
                        50 Rowes Wharf
                        Boston, MA 02110
                        Facsimile: (617) 439-9556
                        Email: pfinn@rubinrudman.com

                 If to Distributor:
                        International Network Technology Ltd.
                        610 Lippo Sun Plaza
                        28 Canton Road
                        Tsimshatsui, Hong Kong
                        Facsimile: 852-3113-1002
                        Email: walter@intl-net.com

     or such other addresses as either Party may designate for itself by written notice given to the other Party from time to time in the manner hereinabove provided. Except as otherwise expressly provided herein, all communications hereunder shall be deemed to be given, received and dated on the date when delivered personally, on the date of receipt of telex or telefax, or on the date of delivery or refusal (if refused) of certified or registered mail.

     13.4 SEVERABILITY. If any of the provisions of this Agreement are held invalid or unenforceable and unless the invalidity or unenforceability thereof does substantial violence to the underlying intent and sense of the remainder of this Agreement, such invalidity or unenforceability of any other provisions of this Agreement except those which the invalidated or unenforceable provisions compromise an integral part of or are otherwise clearly inseparable from. In the event any provision is held invalid or unenforceable, the Parties hereto shall use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the terms of this Agreement and, upon so agreeing, shall incorporate such substitute provision in this Agreement.

     13.5 INTEGRATION. This Agreement, together with all Exhibits, contains the entire understanding and agreement of the parties hereto with respect to the subject matter contained herein, supersedes all prior oral or written understandings and agreements relating thereto except as expressly otherwise provided, and may not be altered, modified or waived in whole or in part, except in writing, signed by duly authorized representatives of the Parties.

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     13.6   ASSIGNMENT. The rights granted to or obligations imposed upon the
Parties under this Agreement shall not be assignable, or otherwise delegable, transferable, or subject to encumbrance in any manner or degree to or in favor of any person for any purpose by any act of either Party or by operation of law or otherwise, without the prior written consent of the other Party. Any attempt to assign, delegate, transfer or encumber such rights or duties, in the absence of the other Party's prior written consent, with the exception noted in the preceding sentence, shall be void and of no force and effect.

     13.7 FORCE MAJEURE. Each of the parties hereto shall be excused from their performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue so long as the condition constituting such force majeure continues plus thirty (30) days after the termination of such condition. For the purposes of this Agreement, force majeure is defined to include causes beyond the control of Distributor or NECI, including, without limitation, acts of God, acts, regulations or laws of any government, war, terrorism, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbances, or medical epidemics.

     13.8 MEDIATION. In the event of any dispute or disagreement regarding this Agreement or any of the terms hereof, the parties shall endeavor to resolve, within thirty (30) days of receipt of written notice detailing such dispute or disagreement, all such issues by mediation; and the parties hereby appoint their respective Presidents to meet, confer and attempt to resolve the differences. If the parties are, for whatever reason, unable to reach an agreement, either party shall be entitled to proceed to adjudicate its rights in an appropriate court.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed, under seal, on the day and year first above written.

                                   NORTH ELECTRIC COMPANY, INC.


                                   By:
                                      ------------------------------------
                                                                   (name)
                                                                   (title)

                                      Hereunto Duly Authorized


                                   International Network Technology Ltd.


                                   By: /s/ Walter Yong       Nov. 28, 2003.
                                      -------------------------------------
                                      Walter Yong                  (name)
                                      Chief Operating Officer      (title)
                                      Hereunto Duly Authorized

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                                   EXHIBIT "A"

                              PRODUCTS AND SUPPLIES

                       NECI NETWORK ASSURANCE SYSTEM (NAS)

The NECI Network Assurance System consists of a set of components working together to provide end-to-end active TDM and VoIP call quality testing. It tests both connection signaling and call performance, ensuring high quality voice services as perceived by network users. A number of packaging options are available consisting of bundled hardware and software or software-only licenses. Configurations can also support different numbers of interfaces and can also support multiple NAPs within a single physical device. This agreement is signed in view of the latest revolutionary developemtn to be released in December 2003. Components of the NECI NAS include:

NETWORK ASSURANCE SYSTEM - CENTRAL SERVER (NAS-CS)
   Centralized test control, administration, and reporting system for the NECI Network Assurance System. The NAS-CS provides the ability to configure the NAS components and their interfaces, define test sequences, schedules, source and destination test endpoints, and generate and view test reports. The NAS-CS is provided in a rack-mount configuration. Options are available for 120 VAC and -48VDC powering.

NETWORK ACCESS PROBE - SS7 SIGNALING (NAP-S)
   The NAP-S performs scheduling; test, and SS7 call control for the NAP-T. It interfaces to the SS7 network and is the Service Switching Point (SSP) for the Network Assurance System. It can be provided in a rack-mount configuration equipped with from 2 to 4 DS1 interfaces to the SS7 network. Options are available for 120 VAC and -48VDC powering.

NETWORK ACCESS PROBE - TIME DIVISION MULTIPLEX (NAP-T)
   The NAP-T performs voice path tests of the network including DTMF send and receive and PESQ voice quality measurements. Test call quality is measured with the embedded PESQ application using an artificial speech test stimulus with the results shown in a Mean Opinion Score (MOS). The NAP-T is connected to network TDM interfaces. It can be provided in a rack-mount configuration equipped with from 1 to 16 DS1 interfaces. Options are available for 120 VAC and -48VDC powering.

NETWORK ACCESS PROBE - DATA (NAP-D)
   The NAP-D performs scheduling, test, and SIP call control for VoIP networks via DTMF send and receive and PESQ voice quality measurements. Test call quality is measured with the embedded PESQ application using an artificial speech test stimulus with the results shown in a Mean Opinion Score (MOS). The NAP-D is connected to network IP interfaces. It can be provided in a rack-mount

                                                                   Page 13 of 17
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   configuration equipped with from 1 to 4 10/100BT Ethernet interfaces. Options are available for 120 VAC and -48VDC powering.

NETWORK ACCESS PROBES - OTHER
   NECI will continue to develop new types of Network Access Probes as part of the NECI Network Assurance System to support other test and interface capabilities.

SOFTWARE UPGRADE
   NECI plans to evolve the capabilities of NAS by providing new features and functions via software upgrades to existing products. These upgrades are available for an additional charge.

SOFTWARES SUPPORT
   Each software package in the NAS carries an Annual Software Support Contract
   (ASSC) fee that entitles the customer to software updates for any and all service affecting problems found worldwide free of charge. It also entitles the customer to any additional maintenance software updates which may be released free of charge. In the event of fundamental design problem, updates shall be issued free of charge.

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                                   EXHIBIT "B"

                                    TRAINING

NECI FACILITY BASED STANDARD TRAINING
NECI will provide training for up to 3 people free of charge at its headquarters in Raleigh, North Carolina. The training period is expected to be 5 days in duration. Travel and living expenses associated with the training will be the responsibility of the Distributor. Standard training covers product sales and capabilities, product installation, product operation and product support.

DISTRIBUTOR FACILITY BASED STANDARD TRAINING
If the Distributor prefers, NECI will provide 1 to 2 people to perform the Standard Training at the Distributor's facility. In this case the training period is expected to be 5 days in duration. In this case, the Distributor will be responsible for the NECI trainers' travel and living expenses.

SALES SUCCESS ASSURANCE
NECI is fully committed to helping Distributor succeed. To assist in this, NECI will provide free of charge 1 person to assist Distributor's sales staff on sales calls and provide further on the job training of their sales team for up to 4 weeks. The Distributor will be responsible for the NECI individual's travel and living expenses.

FIRST CUSTOMER ORDER SUCCESS ASSURANCE
NECI is fully committed to helping Distributor succeed. To assist in this, NECI will provide free of charge 1 person on site (both Distributor and customer site as needed) for up to 4 weeks to help Distributor successfully deliver its first customer order. The Distributor will be responsible for the NECI individual's travel and living expenses.

ADDITIONAL TRAINING AVAILABLE
Distributor may want to consider additional training. NECI will make available additional training in any or all of the 4 areas (product sales and capabilities, product installation, product operation and product support) covered in the standard training package. In this case, NECI Will work with the Distributor to define the extent of the additional training desired and negotiate an appropriate charge.

DISTRIBUTOR CONSULTING
NECI is fully committed to helping Distributor succeed. To assist in this, NECI will also provide consulting services to assist Distributor establish the organization and infrastructure required. In this case, NECI will work with the Distributor to define the extent of the consulting desired and negotiate an appropriate charge.

CERTIFICATION
NECI shall issue certificates to person having completed any of the training provided by NECI.

                                                                   Page 15 of 17
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                                   EXHIBIT "C"

                                  SALES LEVELS

                                                                   Page 16 of 17
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                                   EXHIBIT "D"

                                PRICES AND TERMS

PRICING WILL BE NEGOTIATED ON A PROJECT-BY-PROJECT BASIS.

                                                                   Page 17 of 17